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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF STANCORP FINANCIAL GROUP

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
                                                                Incorporation
           Company Name                                            Location
           ------------                                         -------------
1. Standard Insurance Company................................      Oregon
2. Standard Management, Inc. ................................      Oregon
3. StanCorp Mortgage Investors, LLC..........................      Oregon
4. StanCorp Real Estate Investors, LLC.......................      Oregon
5. StanWest Equities, Inc. ..................................      Oregon
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